[LETTERHEAD OF McCARTHY TETRAULT]





                                                              May 13, 1998



Smithfield Foods, Inc. and
Smithfield Canada Limited
200 Commerce Court Street
Smithfield, VA 23430

Dear Sirs and Mesdames:


         We have acted as your Canadian counsel in connection with the Offers by Smithfield Canada to acquire any and all of the outstanding Common Shares, Class A Shares and Options of Schneider. The Offers will be made pursuant to a securities exchange takeover bid circular (the "Offer and Circular") forming part of a Registration Statement on Form S-4, as amended, to be filed with the SEC in accordance with the U.S. Securities Act. In this letter, capitalized undefined terms have the same meanings as in the Offer and Circular.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions expressed in this letter.

         The opinions expressed below are limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable therein.

         Based upon the foregoing, we are of the opinion that:

1. Except for the filing of articles of amendment under the OBCA, all necessary corporate action has been taken by Smithfield Canada to authorize the creation, issue and sale by Smithfield Canada of the Exchangeable Shares pursuant to the Offers.

2. Assuming the prior filing of articles of amendement to create the Exchangeable Shares, upon Smithfield Canada taking up and paying for any Common Shares, Class A Shares and Options tendered under the Offers, the Exchangeable Shares issuable as consideration therefor will be validly issued as fully paid and non-assessable shares of Smithfield Canada.



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                                                          May 13, 1998

         We also confirm that the statements set out in the Offer and Circular under the headings "Canadian Federal Income Tax Considerations" and "Eligibility for Investment in Canada", insofar as they refer to statements of Canadian law or legal conclusions relating thereto, constitute our opinion as to the matters discussed therein. In addition, we consent to being named in the Registration Statement, to the inclusion of our opinions in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement.

       In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the U.S. Securities Act.

                                                     Yours very truly,



                                                     /s/"McCarthy Tetrault"